Exhibit 99.1

JetPay® Corporation Announces First Quarter Financial Results

with a 7.4% Increase in Revenues, Including a

14.6% Increase in the HR and Payroll Segment Revenues

Berwyn, PA – May 13, 2016 – JetPay® Corporation (“JetPay” or the “Company”) (NASDAQ: “JTPY”) announced financial results for the first quarter of 2016.

Financial Highlights

•	Revenues increased 7.4%, or $799,000 to $11.6 million for the quarter ended March 31, 2016 as compared to $10.8 million for the same period in 2015.

•	Revenues within the Payment Processing Segment increased 3.5% or $245,000, to $7.3 million for the quarter ended March 31, 2016 as compared to $7.1 million in 2015.

•	Revenues within the HR and Payroll Segment increased 14.6% or $548,000, to $4.3 million for the first quarter of 2016, up from $3.7 million for the same period in 2015, primarily resulting from new Human Capital Management products and services, including our Affordable Care Act services.

•	Gross profit decreased 3.3% to $4.2 million, or 36.4% of revenues, for the quarter ended March 31, 2016, down slightly from $4.4 million for the same period in 2015.

•	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) was $436,000 and $1.0 million for the first quarter of 2016 and 2015, respectively. EBITDA, adjusted for non-recurring and non-cash items, (“adjusted EBITDA”) - (see Non-GAAP Financial Measures [EBITDA and adjusted EBITDA reconciliation] below), was $1.1 million, or 9.3% of revenues, as compared to $1.3 million, or 12.1% of revenues, for the same period in 2015. The decrease in adjusted EBITDA in 2016 versus 2015 was directly related to the Company’s continued investment in sales and technology personnel and a change in mix in revenues within the Payment Segment in the current quarter.

•	The ratio of total debt to total capitalization, which consists of total debt of $18.0 million and convertible preferred stock and stockholders’ equity totaling $54.1 million, was 24.9% at March 31, 2016, a slight increase from 23.3% at December 31, 2015.

Recent News Highlights

•	Diane (Vogt) Faro, a current member of the Company’s Board of Directors (“Board”), was named as Chief Executive Officer, effective May 5, 2016. Bipin C. Shah, the Chairman and Chief Executive Officer, has stepped down as Chief Executive Officer effective May 5, 2016, but will continue in his role as the Company’s Chairman and a member of the Board.

•	A Special Meeting of Stockholders of JetPay will be held on May 20, 2016 to obtain the votes of stockholders of record as of April 20, 2016 for the approval of the issuance of up to 3,250,000 shares of JetPay common stock and warrants to purchase up to an additional 500,000 shares of JetPay common stock in connection with the Company’s previously announced proposed acquisition of CollectorSolutions, Inc. (“CSI”). CSI is a Florida based debit and credit card processing company with more than $700 million of annual credit and debit card processing volume and approximately $4.5 billion of annual e-check processing with reported revenues of over $16 million and EBITDA, excluding the costs of a business being divested, of approximately $1.47 million in 2015. CSI was founded in 1999 to provide debit and credit card processing services to government agencies and utilities, delivering these services through a user-friendly gateway and reporting system that enables users to easily integrate data and real-time reporting.

•	The Payments’ business launched debit and credit card end-to-end processing in Canada through a relationship with People’s Trust Company.

•	JetPay Strategic Partners added seven new financial institution partners in the quarter and JetPay Payroll and HR Services has partnered with several financial institutions to sell JetPay’s Payroll and Human Capital Management services.

•	JetPay’s Limitless product continued to gain traction as 15 new reseller parties have been added.

“Our first quarter growth was softer than anticipated, especially in our Payment Processing segment, with customer changes and a high-growth first quarter of 2015 creating a challenging year over year comparison,” stated Diane (Vogt) Faro, CEO of JetPay Corporation. “We are very pleased with the performance of our HR and Payroll segment which more than doubled its prior year revenue growth, and is poised for double-digit growth moving forward. Cross selling is accelerating between our HR and Payroll segment and our Payment Processing segment. We anticipate our Payment Processing growth to accelerate, maintaining our focus on our strength in the Card-Not-Present market while leveraging our technology to deliver innovative products and services to the marketplace, such as Limitless. We look forward to adding CSI to the JetPay family upon the completion of certain closing conditions, which will significantly bolster JetPay’s strengths in the government and utilities markets. I personally look forward to leading JetPay in the next phase of its growth.”

First Quarter 2016 Compared to First Quarter 2015

Revenues were $11.6 million for the three months ended March 31, 2016, as compared to $10.8 million for the same period in 2015. Revenues for JetPay’s HR and Payroll segment increased $548,000, or 14.6%, for the three months ended March 31, 2016 as compared to the same period in 2015. This increase was primarily related to new Human Capital Management products and services, including our Affordable Care Act services. Revenues for JetPay’s Payment Processing segment increased $245,000, or 3.5%, for the first quarter of 2016 versus 2015.

Operating (loss) income for the three months ended March 31, 2016 was $(522,000), compared to $118,000 for the same period in 2015. Operating (loss) income if after subtracting depreciation and amortization expense of $912,000 and $877,000 for the three months ended March 31, 2016 and 2015, respectively. The decrease in the operating (loss) income was attributable to a decrease in gross profit of $145,000 and an increase in selling, general, and administrative (“SG&A”) expenses of $425,000, including our continued investment in personnel in our sales and technology. SG&A expenses in the first quarter of 2016 included professional fees for non-recurring matters of $565,000, including $420,000 of professional fees and costs related to our pending CSI acquisition, compared to non–recurring professional fees of $230,000 for the same period in 2015.

Net loss for the three months ended March 31, 2016 was $952,000 or a net loss applicable to common stockholders of $(2.4) million after accretion of convertible preferred stock of $1.4 million, a loss per share applicable to common stockholders of $(0.17). This compares to a net loss of approximately $220,000, or a net loss applicable to common stockholders of $(1.4) million after accretion of convertible preferred stock of $1.2 million, a loss per share applicable to common stockholders of $(0.10), for the three months ended March 31, 2015. The increase in net loss was primarily related to the decrease in gross profit and increase in SG&A described above.

Conference Call

JetPay will conduct a conference call on Wednesday, May 18, 2016 at 9:00 AM ET (6:00 AM PT) to discuss these results and conduct a question and answer session. The participant conference call number is (855) 793-3263 (International Dial-In (631) 485-4960), conference ID: 13581414. There will also be access to a digital recording of the teleconference by calling (855) 859-2056 and entering the conference ID: 13581414. This will be available from two hours following the teleconference until Wednesday, May 25, 2016.

About JetPay Corporation

JetPay Corporation, based in Berwyn, PA, is a leading provider of vertically integrated solutions for businesses including card acceptance, processing, payroll, payroll tax filing, human capital management and other financial transactions. JetPay provides a single vendor solution for payment services, debit and credit card processing, ACH services, and payroll and human capital management needs for businesses throughout the United States. The Company also offers low-cost payment choices for the employees of these businesses to replace costly alternatives. The Company’s vertically aligned services provide customers with convenience and increased revenues by lowering payments-related costs and by designing innovative, customized solutions for internet, mobile, and cloud-based payments. Please visit www.jetpay.com for more information on what JetPay has to offer or call 866-4JetPay (866-453-8729).

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, EBITDA and adjusted EBITDA, as defined in Regulation G of the Securities and Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP measures provides investors with financial measures it uses in the management of its business. The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation, amortization of intangibles, and non-cash changes in the fair value of contingent consideration liability. The Company defines adjusted EBITDA as EBITDA, as defined above, plus certain non-recurring items, including certain legal and professional costs for non-repetitive matters, legal settlement costs, non-cash stock option costs, and non-cash losses on the disposal of fixed assets. These measures may not be comparable to similarly titled measures reported by other companies. Management uses EBITDA and adjusted EBITDA as indicators of the Company’s operating performance and ability to fund acquisitions, capital expenditures and other investments and, in the absence of refinancing options, to repay debt obligations. Management believes EBITDA and adjusted EBITDA are helpful to investors in evaluating the Company’s operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded. EBITDA and adjusted EBITDA are supplemental non-GAAP measures, which have limitations as an analytical tool. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures do not reflect a comprehensive system of accounting, may differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. For a description of our use of EBITDA and adjusted EBITDA and a reconciliation of EBITDA and adjusted EBITDA to operating income (loss), see the section of this press release titled “EBITDA and adjusted EBITDA Reconciliation.”

EBITDA and adjusted EBITDA Reconciliation

(000’s omitted)	For the Three Months Ended March 31,
	2016	2015
Operating (loss) income	$(522)	$118
Change in fair value of contingent consideration liability	46	11
Amortization of intangibles	733	768
Depreciation	179	109

EBITDA	$436	$1,006

Professional fees for non-repetitive matters	565	224
Legal settlement costs	-	6
Non-cash stock option costs	78	78

Adjusted EBITDA	$1,079	$1,314

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. JetPay’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside JetPay’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, (a) the possibility that JetPay’s acquisition of CollectorSolutions, Inc. (“CSI”) pursuant to the agreement and plan of merger, dated February 22, 2016 (the “merger agreement”), does not close when expected or at all; (b) the ability and timing to obtain required regulatory approvals and JetPay’s stockholder approval, and to satisfy or waive other closing conditions under the merger agreement; (c) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or could otherwise cause the transaction to fail to close; (d) the ability of JetPay and CSI to promptly and effectively integrate their respective businesses; (e) the outcome of any legal proceedings that may be instituted in connection with the transaction; (f) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (g) the ability to retain key employees of JetPay and CSI after the transaction; (h) the possibility that there may be a material adverse change affecting JetPay or CSI, or that the respective businesses of JetPay or CSI may suffer as a result of uncertainty surrounding the transaction; and (i) the risk factors described under the heading “Risk Factors” in the Company’s Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K for the fiscal year ended December 31, 2015, the Company’s Quarterly Reports on Forms 10-Q and the Company’s Current Reports on Form 8-K.

JetPay cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in JetPay’s most recent filings with the SEC. All subsequent written and oral forward- looking statements concerning JetPay or other matters and attributable to JetPay or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. JetPay cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. JetPay does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

JetPay Corporation	JetPay Corporation
Peter B. Davidson	Gregory M. Krzemien
Vice Chairman and Corporate Secretary	Chief Financial Officer
(484) 324-7980	(484) 324-7980
Peter.Davidson@jetpaycorp.com	gkrzemien@jetpaycorp.com

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JetPay Corporation

Condensed Consolidated Statements of Operations

(In thousands, except share and per share information)

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015

Processing revenues	$11,643	$10,844
Cost of processing revenues	7,400	6,456

Gross profit	4,243	4,388

Selling, general and administrative expenses	3,807	3,382
Change in fair value of contingent consideration liability	46	11
Amortization of intangibles	733	768
Depreciation	179	109

Operating (loss) income	(522)	118

Other expenses (income)
Interest expenses	253	197
Amortization of deferred financing costs, debt discounts and conversion options	179	84
Other income	(2)	(1)

Loss before income taxes	(952)	(162)

Income tax expense	53	58

Net loss	(1,005)	(220)
Accretion of convertible preferred stock	(1,414)	(1,216)

Net loss applicable to common stockholders	$(2,419)	$(1,436)

Basic and diluted loss per share applicable to common stockholders	$(0.17)	$(0.10)

Weighted average shares outstanding:
Basic and diluted	14,401,480	13,863,823

JetPay Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$6,065	$5,594
Restricted cash	2,134	226
Accounts receivable, less allowance for doubtful accounts	2,119	3,123
Settlement processing assets	18,616	18,460
Prepaid expenses and other current assets	776	871
Current assets before funds held for clients	29,710	28,274
Funds held for clients	68,393	48,335
Total current assets	98,103	76,609
Property and equipment, net	1,943	1,979
Goodwill	41,760	41,760
Identifiable intangible assets, net	23,097	23,830
Deferred financing costs, net	92	88
Other assets	4,524	4,523
Total assets	$169,519	$148,789

LIABILITIES
Current liabilities:
Current portion of long-term debt and capital lease obligation	$5,341	$3,411
Accounts payable and accrued expenses	9,334	8,661
Settlement processing liabilities	17,377	17,488
Deferred revenue and other current liabilities	1,822	1,945
Current liabilities before client fund obligations	33,874	31,505
Client fund obligations	68,393	48,335
Total current liabilities	102,267	79,840
Long-term debt and capital lease obligation, net of current portion	12,651	13,286
Deferred income taxes	250	250
Other liabilities	218	424
Total liabilities	115,386	93,800

Commitments and Contingencies

Redeemable Convertible Preferred Stock	35,954	34,540

Stockholders’ Equity	18,179	20,449
Total Liabilities and Stockholders’ Equity	$169,519	$148,789